SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Definitive Proxy Statement
/X/	Definitive Additional Materials
/ /	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

NEW FRONTIER MEDIA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/ /	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: Common Stock, par value $.0001 per share

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

/ /	Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

EXPLANATORY NOTE

        New Frontier Media, Inc., a Colorado corporation (the “Company”), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission on August 14, 2002 in connection with the solicitation of proxies for electing the board of directors of the Company at the Company’s 2002 annual meeting of shareholders.

THE FOLLOWING RELEASE WAS ISSUED OVER
PR NEWSWIRE IN THE MORNING OF AUGUST 14, 2002

For Immediate Release
Contact: Karyn Miller, CFO
(303) 444-0900 x 102
kmiller@noof.com

New Frontier Media Annual Shareholder
Meeting and Webcast

BOULDER, COLORADO, August 14, 2002 – New Frontier Media, Inc. (Nasdaq: NOOF), a leader in the electronic distribution of adult entertainment, announced that it will hold its Annual Shareholder Meeting at 10:00 a.m. Mountain Daylight Time on Tuesday, August 20, 2002, at the Boulder Marriott in Boulder, Colorado.

The Company will be providing a live webcast of the Annual Shareholder Meeting. This webcast can be accessed by logging onto the Company’s corporate website at www.noof.com and choosing Shareholder Info, Webcast & Events. If you are unable to participate during the live webcast, the event will be archived on the Corporate website at www.noof.com under Shareholder Info.

ABOUT NEW FRONTIER MEDIA, INC.

New Frontier Media, Inc. is a leader in the distribution of adult entertainment content via electronic platforms. The Company delivers the most extensive lineup of quality programming over the broadest range of electronic means including cable, satellite, Internet, Broadband and video-on-demand.

The Erotic Networks™, the umbrella brand for the Company’s subscription and pay television subsidiary, provides pay-per-view and subscription TV networks to over 29 million cable, DBS (direct broadcast satellite) and C-band households throughout North America. The Erotic Networks™ include Pleasure™, TeN™, ETC (Erotic Television Clips)™, Extasy™, True Blue™ and X-Cubed™. These networks represent the widest variety of editing standards available and are programmed without duplication to offer the most extensive selection of adult network programming under a single corporate umbrella.

For more information contact Karyn Miller at (303) 444-0900, extension 102, and please visit our web site at www.noof.com.

NEW FRONTIER MEDIA HAS FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION RELATING TO THE SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF NEW FRONTIER MEDIA FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS. NEW FRONTIER MEDIA STRONGLY ADVISES ALL NEW FRONTIER MEDIA SHAREHOLDERS TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT IS AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN NEW FRONTIER’S PROXY SOLICITATION IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT FILED ON JULY 24, 2002.